Consent of Independent Certified Public Accountants


     We consent to incorporation by reference herein of our report dated July 6, 1995, relating to the consolidated balance sheets of NIKE, Inc. and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended May 31, 1995, which report appears in the May 31, 1995 annual report on Form 10-K of NIKE, Inc.


PRICE WATERHOUSE LLP



November 3, 1995